EXHIBIT 9









                            KENSINGTON RESOURCES LTD.



                                STOCK OPTION PLAN



                               Dated June 13, 2005














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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 definitions and interpretation.......................................1
         1.1      Definitions..................................................1
         1.2      Choice of Law................................................3
         1.3      Headings.....................................................3

ARTICLE 2 PURPOSE AND PARTICIPATION............................................4
         2.1      Purpose......................................................4
         2.2      Participation................................................4
         2.3      Notification of Award........................................4
         2.4      Copy of Plan.................................................4
         2.5      Limitation...................................................5

ARTICLE 3 TERMS AND CONDITIONS OF OPTIONS......................................5
         3.1      Board to Allot Shares........................................5
         3.2      Number of Shares.............................................5
         3.3      Exercise Price...............................................5
         3.4      Term of Option...............................................6
         3.5      Termination of Option........................................6
         3.6      Retirement...................................................7
         3.7      Vesting......................................................7
         3.8      Effect of a Take-Over Bid....................................8
         3.9      Acceleration of Expiry Date..................................8
         3.10     Effect of a Change of Control................................8
         3.11     Assignment of Options........................................8
         3.12     Adjustments..................................................9
         3.13     Exclusion From Severance Allowance, Retirement
                  Allowance or Termination Settlement..........................9

ARTICLE 4 EXERCISE OF OPTION...................................................9
         4.1      Exercise of Option...........................................9
         4.2      Issue of Share Certificates..................................9
         4.3      Condition of Issue..........................................10

ARTICLE 5 ADMINISTRATION......................................................10
         5.1      Administration..............................................10
         5.2      Interpretation..............................................10

ARTICLE 6 AMENDMENT AND TERMINATION...........................................10
         6.1      Prospective Amendment.......................................10
         6.2      Retrospective Amendment.....................................11
         6.3      Termination.................................................11
         6.4      Agreement...................................................11
         6.5      Optionee Status.............................................11

ARTICLE 7 APPROVALS REQUIRED FOR PLAN.........................................11
         7.1      Approvals Required for Plan.................................11
         7.2      Substantive Amendments to Plan..............................11




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                                STOCK OPTION PLAN

                            KENSINGTON RESOURCES LTD.

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1  Definitions

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

     (a) "Administrator" means, initially, the secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time;

     (b) "affiliate" has the meaning ascribed thereto in the Securities Act (British Columbia);

     (c) "associate" has the meaning ascribed thereto in the Securities Act (British Columbia);

     (d) "Award Date" means the date on which the Board grants a particular Option;

     (e)  "Board" means the board of directors of the Company;

     (f) "Change of Control" means an amalgamation, arrangement or other form of merger of the Company with another entity, or the acquisition by any person or by any person and a joint actor, whether directly or indirectly, of voting securities of the Company, where, following the completion of the transaction, the shareholders of the Company immediately prior to the transaction, taken together, have, or will have, the right to vote less than 50% of the voting shares of the Company or the merged entity following the completion of the transaction;

     (g) "Consultant" means an individual or Consultant Company, other than an Employee or a Director of the Company, that:

          (i) is engaged to provide on an ongoing bona fide basis consulting, technical, management or other services to the Company or to an affiliate of the Company, other than services provided in relation to a distribution,

          (ii) provides the services under a written contract between the Company or the affiliate and the individual or a Consultant Company,

          (iii)in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company, and


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          (iv) has a  relationship  with  the  Company  or an  affiliate  of the
               Company that enables the individual to be knowledgeable about the business and affairs of the Company;

     (h) "Consultant Company" means, for an individual consultant, a company which the individual consultant is an employee or shareholder;

     (i)  "Company" means Kensington Resources Ltd.;

     (j) "Director" means any individual holding the office of director or officer of the Company or an affiliate of the Company;

     (k)  "Employee" means:

          (i) an individual who is considered an employee of the Company or its subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source),

          (ii) an individual who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work, as an employee of the Company, but for whom income tax deductions are not made at source, or

          (iii)an individual who works for the Company or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source;

     (l) "Exchange" means the TSX Venture Exchange or, if the Shares are no longer listed for trading on the TSX Venture Exchange, such other exchange or quotation system on which the Shares are listed or quoted for trading;

     (m) "Exercise Notice" means the notice respecting the exercise of an Option in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

     (n) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date, subject to the provisions of the Plan relating to the vesting of Options;

     (o) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.3;

     (p)  "Expiry Date" means the date  determined in accordance with paragraphs
          3.4 and 3.9 and after which a particular Option cannot be exercised;


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     (q)  "insider"  has the  meaning  ascribed  thereto in the  Securities  Act
          (British Columbia);

     (r) "Management Company Employee" means an individual employed by a person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person involved in investor relations activities;

     (s) "Option" means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;

     (t) "Option Certificate" means the certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option;

     (u) "Option Holder" means a Director, Employee or Consultant, or a former Director, Employee or Consultant, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

     (v)  "Plan" means this Kensington Resources Ltd. stock option plan;

     (w)  "Personal Representative" means:

          (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so, and

          (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

     (x) "Securities Act" means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof; and

     (y) "Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital of the Company.

1.2  Choice of Law

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of British Columbia.

1.3  Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.


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                                   ARTICLE 2

                            PURPOSE AND PARTICIPATION

2.1  Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments.

2.2  Participation

The Board shall, from time to time, in its sole discretion determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to paragraph 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee or Consultant, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

     (a) the remuneration paid to the Employee or Consultant as at the Award Date in relation to the total remuneration payable by the Company to all of its Employees and Consultants as at the Award Date;

     (b) the length of time that the Employee or Consultant has been employed or engaged by the Company; and

     (c)  the quality of work performed by the Employee or Consultant.

2.3  Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4  Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan, unless a copy has been previously provided to the Option Holder. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.


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2.5  Limitation

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company.

                                   ARTICLE 3

                         TERMS AND CONDITIONS OF OPTIONS

3.1  Board to Allot Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.

3.2  Number of Shares

The maximum number of Shares issuable under the Plan, together with the number of Shares issuable under outstanding options granted otherwise than under the Plan, shall not exceed 10% of the Shares outstanding from time to time. Additionally, the Company shall not grant Options:

     (a) to any one person in any 12 month period which could, when exercised, result in the issuance of Shares exceeding five percent (5%) of the issued and outstanding Shares of the Company; or

     (b) to any one Consultant in any 12 month period which could, when exercised, result in the issuance of Shares exceeding 2% of the issued and outstanding Shares of the Company; or

     (c) in any 12 month period, to persons employed or engaged by the Company to perform investor relations activities which could, when exercised, result in the issuance of Shares exceeding, in aggregate, two percent (2%) of the issued and outstanding Shares of the Company.

If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which Option expired or terminated shall again be available for the purposes of the Plan.

3.3  Exercise Price

The Exercise Price shall be that price per share, as determined by the Board in its sole discretion as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option, and shall not be less than the closing price of the Company's Shares traded through the facilities of the Exchange (or, if the Shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading) on the day preceding the Award Date, less any discount permitted by the Exchange, or such other price as may be required by the Exchange.


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3.4  Term of Option

Subject to paragraph 3.5, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the fifth anniversary of the Award Date of the Option.

3.5  Termination of Option

An Option Holder may, subject to any vesting provisions applicable to Options hereunder, exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and the date established, if applicable, in sub-paragraphs (a) to (c) below (the "Early Termination Date"):

     (a)  Death

          In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as Director) or Employee or Consultant (if he or she holds his or her Option as Employee or Consultant), the Early Termination Date shall be twelve
          (12) months from the date of death of the Option Holder; or

     (b)  Ceasing to Hold Office

          In the event that the Option Holder holds his or her Option as a Director of the Company and such Option Holder ceases to be a Director of the Company other than by reason of death or retirement, the Early Termination Date of the Option shall be the 90th day following the date the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company but continues to be engaged by the Company as an Employee, in which case the Expiry Date shall remain unchanged, or unless the Option Holder ceases to be a Director of the Company as a result of:

          (i) ceasing to meet the qualifications set forth in the Business Corporations Act (Yukon); or

          (ii) a  resolution  having  been  passed  by the  shareholders  of the
               Company  pursuant  to  the  Business   Corporations  Act  (Yukon)
               removing the Director as such; or

          (iii)by order of the Manager, Corporate Affairs of the Yukon Territory, British Columbia Securities Commission, Alberta Securities Commission, the Saskatchewan Securities Commission or the Exchange or any other regulatory body having jurisdiction to so order,


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                                      -7-


               in which case the Early Termination Date shall be the date the Option Holder ceases to be a Director of the Company, as applicable.

     (c)  Ceasing to be Employed or a Consultant

          In the event that the Option Holder holds his or her Option as an Employee or Consultant of the Company and such Option Holder ceases to be an Employee or Consultant of the Company other than by reason of death or, if the Option Holder is an Employee, retirement, the Early Termination Date of the Option shall be the 90th day following the date the Option Holder ceases to be an Employee or Consultant of the Company unless the Option Holder ceases to be an Employee or Consultant of the Company as a result of:

          (i) termination for cause or, in the case of a Consultant, breach of contract; or

          (ii) by order of the Manager, Corporate Affairs of the Yukon Territory, British Columbia Securities Commission, Alberta Securities Commission, the Saskatchewan Securities Commission or the Exchange or any other regulatory body having jurisdiction to so order, in which case the Early Termination Date shall be the date the Option Holder ceases to be an Employee or Consultant of the Company.

          Notwithstanding the foregoing, the Early Termination Date for Options granted to any Option Holder engaged primarily to provide investor relations activities shall be the 30th day following the date that the Option Holder ceases to be employed in such capacity, unless the Option Holder continues to be engaged by the Company as an Employee or Director, in which case the Early Termination Date shall be determined as set forth above.

3.6  Retirement

Options granted to an Option Holder who retires from his or her position as an Employee of the Company shall become fully vested and the Expiry Date will remain unchanged. For the purposes of this Plan, an Option Holder will have retired if he or she leaves the workforce as a result of age or otherwise. If the Option Holder subsequently returns to the workforce after having retired, and is not employed by the Company, the Options granted to the Employee will terminate on the 90th day following the date the Option Holder returns to the workforce.

3.7  Vesting

All Options granted pursuant to the Plan will be subject to such vesting requirements as may be prescribed by the Exchange, if applicable, or as may be imposed by the Board. All Options granted to Consultants performing investor relations activities will vest in stages over 12 months with no more than one-quarter of the Options vesting in any three month period.


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3.8  Effect of a Take-Over Bid

If a bona fide offer (an "Offer") for Shares is made to an Option Holder or to shareholders of the Company generally or to a class of shareholders which includes the Option Holder, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Option Holder of full particulars of the Offer, whereupon, subject to any required approval by the Exchange, all Shares subject to Options will become vested, and the Options may be exercised in whole or in part by each Option Holder so as to permit each Option Holder to tender the Shares received upon exercise of his or her Options, pursuant to the Offer. However, if:

     (a)  the Offer is not completed within the time specified therein, or

     (b) all of the Shares acquired by the Option Holder on the exercise of his or her Option and tendered pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Shares received upon the exercise of such Options, or in the case of clause (b) above, the Shares that are not taken up and paid for, may be returned by each Option Holder to the Company and reinstated as authorized but unissued Shares and with respect to such returned Shares, the Options shall be reinstated as if they had not been exercised and the terms upon which such Shares were to become vested pursuant to paragraph 3.7 shall be reinstated. If any Shares are returned to Company under this paragraph 3.8, the Company shall immediately refund the exercise price to the Option Holder for such Shares.

3.9  Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised an Offer is made by an offeror, the Directors may, upon notifying each Option Holder of full particulars of the Offer, declare all Shares issuable upon the exercise of Options granted under the Plan, vested, subject to any required approval by the Exchange and, notwithstanding paragraphs 3.4 and 3.5, declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

3.10 Effect of a Change of Control

If the Company enters into an agreement with another entity which may result in a Change of Control, or if a Change of Control otherwise occurs, all Shares subject to each outstanding Option will become vested, subject to any required approval by the Exchange, whereupon all Options may be exercised in whole or in part by the Option Holders.

3.11 Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.


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3.12 Adjustments

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of any Option and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Option unless such amount of Shares represents the balance left to be exercised under the Option.

3.13 Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If an Option Holder retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Certificate with respect to the right to purchase Shares which were not vested at the time or which, if vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Option Holder.

                                    ARTICLE 4
                               EXERCISE OF OPTION

4.1  Exercise of Option

An  Option  may  be  exercised  only  by  the  Option  Holder  or  the  Personal
Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

4.2  Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares purchased pursuant to the exercise of the Option. If the number of Shares purchased is less than the number of Shares subject to the Option
Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of Shares available under the Option.


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4.3  Condition of Issue

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully co-operate with the Company in complying with such laws, rules and regulations.

                                    ARTICLE 5
                                 ADMINISTRATION

5.1  Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any Director, officer or employee of the Company such administrative duties and powers as it may see fit.

5.2  Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

                                   ARTICLE 6
                           AMENDMENT AND TERMINATION

6.1  Prospective Amendment

Subject to applicable regulatory and, if required by any relevant law, rule or regulation applicable to the Plan, to shareholder approval, the Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares or for any other purpose which may be permitted by all relevant laws, rules and regulations provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment. Notwithstanding the foregoing, the Board may, subject to the requirements of the Exchange, amend the terms upon which each


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                                      -11-


Option shall become vested with respect to Shares without further approval of the Exchange, other regulatory bodies having authority over the Company or the Plan or the shareholders.

6.2  Retrospective Amendment

Subject to applicable regulatory and, if required by any relevant law, rule or regulation applicable to the Plan, to shareholder approval, the Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted. For greater certainty, the policies of the Exchange currently require that disinterested shareholder approval be obtained for any reduction in the Exercise Price of any Option held by an insider of the Company.

6.3  Termination

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination. Notwithstanding the termination of the Plan, the Company, Options awarded under the Plan, Option Holders and Shares issuable under Options awarded under the Plan shall continue to be governed by the provisions of the Plan.

6.4  Agreement

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.

6.5  Optionee Status

For stock options granted to Employees, Consultants or Management Company Employees, the Company represents that each such Option Holder will be a bona fide Employee, Consultant or Management Company Employee, as the case may be.

                                   ARTICLE 7
                           APPROVALS REQUIRED FOR PLAN

7.1  Approvals Required for Plan

Prior to its implementation by the Company, the Plan is subject to approval by the Exchange.

7.2  Substantive Amendments to Plan

Any substantive amendments to the Plan shall be subject to the Company first obtaining the approvals of:

     (a) the shareholders or disinterested shareholders, as the case may be, of the Company at general meeting where required by the rules and policies of any stock exchange on which the Shares may be listed for trading; and

     (b)  any stock exchange on which the Shares may be listed for trading.


Approved by the directors on June 13, 2005.

ON BEHALF OF THE BOARD



---------------------------------------
Robert A. McCallum,
President and Chief Executive Officer

                                  SCHEDULE "A"

                            KENSINGTON RESOURCES LTD.
                      STOCK OPTION PLAN OPTION CERTIFICATE


This Certificate is issued pursuant to the provisions of Kensington Resources Ltd. (the "Company") Stock Option Plan (the "Plan") and evidences that ____________________ (the "Holder") is the holder of an option (the "Option") to purchase up to ______________ common shares (the "Shares") in the capital stock of the Company at a purchase price of $___________ per Share. Subject to the provisions of the Plan:

     (a)  the Award Date of this Option is ________________; and

     (b)  the Expiry Date of this Option is ________________.

The right to purchase Shares under the Option will vest in the Holder in increments over the term of the Option as follows [OPTION: If the Optionee is a consultant performing investor relations activities ensure that the vesting schedule provides that the Options vest in stages over 12 months with no more than one-quarter of the Options vesting in any three month period]

--------------------- ----------------------------------------------------
Date                  Cumulative Number of Shares which may be Purchased
--------------------- ----------------------------------------------------

--------------------- ----------------------------------------------------
--------------------- ----------------------------------------------------

--------------------- ----------------------------------------------------
--------------------- ----------------------------------------------------

--------------------- ----------------------------------------------------

--------------------- ----------------------------------------------------

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 local time in Vancouver, British Columbia on the Expiry Date, by delivery to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to "Kensington Resources Ltd." in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

The foregoing Option has been awarded this ___ day of ___________________.

By accepting this Certificate, the Option Holder is deemed to acknowledge that:

1. the Option Holder has read and understands the Plan and agrees to the terms and conditions of the Plan and this Certificate; and

2. the Option Holder consents to the disclosure by the Company of personal information regarding the Option Holder to the TSX Venture Exchange (the "Exchange") and to the collection, use and disclosure of such information by the Exchange, as the Exchange may determine.

[Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate and the shares issuable upon the exercise thereof my not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until _____________________.]


                                             KENSINGTON RESOURCES LTD.


                                             Per:
                                                 -------------------------------

                                  SCHEDULE "B"

                                 EXERCISE NOTICE


TO:               The Administrator, Stock Option Plan
                  Kensington Resources Ltd.
                  Suite 2100, 650 West Georgia Street
                  Vancouver, British Columbia, V6B 4N9



1.   Exercise of Option

The undersigned hereby irrevocably gives notice, pursuant to the Kensington Resources Ltd. (the "Company") Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

     (a)  all of the Shares; or

     (b) _______________ of the Shares which are the subject of the option certificate attached hereto.

Calculation of total Exercise Price:

     (a)  number of Shares to be acquired on exercise:   _____________ shares

     (b)  times the Exercise Price per Share:            $____________

          Total Exercise Price, as enclosed herewith:    $____________

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $___________, payable to "Kensington Resources Ltd." in an amount equal to the total Exercise Price of the Shares, as calculated above, and directs the Company to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:

         ---------------------

         ---------------------

         ---------------------


DATED the           day of                                     .
          ------           ----------------------------------



---------------------------             ----------------------------------------
Witness                                 Signature of Option Holder

---------------------------             ----------------------------------------
Name of Witness (Print)                 Name of Option Holder (Print)